Exhibit 99.1

VYYO NAMES RICH BILOTTI,

WALL STREET’S CABLE AND MEDIA FORWARD THINKER,

TO BOARD OF DIRECTORS

Norcross, GA (April 20, 2007) – Vyyo (NASDAQ: VYYO), a supplier of broadband access equipment for cable system operators, announced today that former Morgan Stanley analyst Richard Bilotti has accepted a seat on Vyyo’s board of directors.

Bilotti, a leading analyst covering the cable television and entertainment sectors, retired earlier this year after 13 years as executive director and then managing director with Morgan Stanley.  With Morgan Stanley, he was at the forefront of working with the operator and vendor communities to evaluate the costs and benefits of technologies that would help the cable industry improve its competitive position.  Over the past several years, Bilotti has written extensively about how increased bandwidth investment can help cable compete with satellite and telcos, particularly in the delivery of high-definition programming, as well as support advanced data services.  He replaces John Griffin, who has retired after seven and a half years on the Vyyo board.

“Rich has earned the highest levels of respect within the cable community for his keen grasp of the technological, business and regulatory challenges and opportunities that are in front of the industry,” said Davidi Gilo, chairman of the board of directors of Vyyo.  “We believe that his insights, his analytical thinking and his understanding of the needs of our customers and partners will be invaluable in helping us to demonstrate the value of our spectrum overlay and business services solutions.

“At the same time that we welcome Rich to our board, I would like to express my highest gratitude to John Griffin for his help in guiding the company as it defined its new strategy,” Gilo continued.  “John’s many years of management experience and leadership in targeted markets were an immense resource to Vyyo’s board.”

Prior to joining Morgan Stanley in 1994, Bilotti was a high-yield fixed-income analyst specializing in cable television at Grantchester Securities. He also worked at Prudential Bache Securities, L.F. Rothschild, and Kidder, Peabody as a high-yield analyst, focusing on the communications and transportation industries. Bilotti holds a B.S. in Economics, Magna Cum Laude from the Wharton School of the University of Pennsylvania.

About Vyyo Inc.

Cable operators get more from their networks with Vyyo.  Vyyo products designed for use by cable television operators include spectrum overlay solutions designed to expand cable operators’ typical HFC (hybrid-fiber coax) network capacity in the “last mile” and business services solutions that can help operators meet the needs of small/medium-sized enterprises using existing cable plant.  Spectrum overlay increases bandwidth by up to 2x in the downstream and 4x or more in the upstream, addressing requirements for advanced residential and business services.    For more information, please visit www.vyyo.com.

Safe Harbor Statement

Statements made in this press release relating to the future, including those related to the opportunities created for our customers given our ability to provide spectrum overlay solutions and our ability to dramatically increase upstream and downstream bandwidth, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our business and results of operations to differ materially from those expressed or implied by such forward-looking statements. Risks that may cause these forward-looking statements to be inaccurate include among others: whether we will be able to accelerate the movement from development stage to deployment and establish meaningful commercial relationships with cable system operators; the current limited visibility available in the telecommunications and broadband access equipment markets; the willingness and ability of operators to adopt our new technology and apply it in a manner that meets customer demands; our ability to produce and distribute our spectrum overlay and T1 solutions in the quantities, and with the quality control, desired by the market; and other risks set forth in our annual report on Form 10-K for the year ended December 31, 2006, our quarterly reports on Form 10-Q and other reports filed by us with the Securities and Exchange Commission from time to time. We assume no duty to update these statements.

All trademarks mentioned herein are the property of their respective owners.

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PUBLIC RELATIONS:	INVESTOR RELATIONS
Paul Schneider	Walt Ungerer
Paul Schneider Public Relations, Inc.	VP, Corporate Communications
(w) 215.702.9784	Vyyo Inc.
(m) 215.817.4384	678.488.0468
pspr@att.net	ir@vyyo.com